Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

As of September 30, 2024

For the nine months ended September 30, 2024 and the year ended December 31, 2023

(Unaudited)

Table of Contents
Introduction	1
Unaudited Pro Forma Condensed Combined Balance Sheet	3
As of September 30, 2024	3
Unaudited Pro Forma Condensed Combined Income Statement	4
For the Nine Months Ended September 30, 2024	4
Unaudited Pro Forma Condensed Combined Income Statement	5
For the Year Ended December 31, 2023	5
Note 1. Basis of Presentation	6
Note 2. Transaction Accounting Adjustments	6
Note 3. Earnings Per Share	8

Introduction
On October 22, 2024, Ocuphire Pharma, Inc., a Delaware corporation now known as Opus Genetics, Inc. (the “Company” or “Ocuphire”), completed its acquisition of Opus Genetics Inc. (“Former Opus”), a Delaware corporation, pursuant to the terms of the Agreement and Plan of Merger, dated October 22, 2024 (the “Merger Agreement”), by and among Ocuphire, Orange Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Ocuphire (“First Merger Sub”), Orange Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ocuphire (“Second Merger Sub”), and Former Opus. The transaction was effected through a two-step merger (collectively, the “Merger”): (i) First Merger Sub merged with and into Former Opus, with Former Opus surviving as a wholly owned subsidiary of Ocuphire (the “First Merger”), and (ii) immediately following the First Merger, Former Opus merged with and into Second Merger Sub, with Second Merger Sub surviving as a wholly owned subsidiary of Ocuphire (the “Second Merger”). As part of the overall transaction, and effective October 23, 2024, Ocuphire was renamed Opus Genetics, Inc.

Immediately prior to and in connection with the First Merger, the historical equity structure of Former Opus was modified as follows: (a) all outstanding and unexercised Former Opus options were terminated, (b) all outstanding Former Opus warrants were deemed exercised in accordance with their terms, and (c) all convertible notes of Former Opus were converted into Former Opus Convertible Preferred Stock pursuant to the Merger Agreement.

Under the terms of the Merger Agreement, upon closing, the Company issued consideration to the former securityholders of Former Opus of 5,237,063 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), and 14,145.374 shares of newly designated Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions, including the approval of such conversion by the Company’s stockholders. The Merger was intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Certain shares of Common Stock outstanding immediately after the Merger are held by stockholders subject to lock-up restrictions, pursuant to which such stockholders have agreed, except in limited circumstances, not to offer, pledge, sell or transfer, or engage in swap or similar transactions with respect to, shares of the Common Stock, including, as applicable, shares received in the Merger and issuable upon exercise of certain options, for a period of 180 days following the closing of the Merger.

Pursuant to the Merger Agreement, the Company will submit the following matters to its stockholders at its next annual meeting of stockholders (the “Stockholders’ Meeting”) for their consideration: (i) the approval of the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635 and (ii) the approval of one or more adjournments of the Stockholders’ Meeting to solicit additional proxies if there are not sufficient votes cast in favor of the foregoing matters.

In connection with the Merger Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of Former Opus’s securityholders (the “Selling Security Holders”). Pursuant to the Registration Rights Agreement, the Company will prepare and file a resale registration statement covering the shares of Common Stock and shares of Common Stock underlying the Series A Preferred Stock issued to Former Opus’s securityholders upon the closing of the Merger (the “Registrable Securities”) with the U.S. Securities and Exchange Commission (the “SEC”) within 120 calendar days following the date of the Merger Agreement or such later date agreed to by the Selling Security Holders holding no less than a majority of the then outstanding Registrable Securities (the “Filing Deadline”). The Company will use its reasonable best efforts to cause such registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews and has written comments to the registration statement).

The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020. The following unaudited pro forma condensed combined financial information of the Company and Former Opus as of and for the nine months ended September 30, 2024, and for the year ended December 31, 2023, are derived from the Company’s historical financial statements, which are incorporated by reference herein, and Former Opus’s historical consolidated financial statements included in our Current Report on Form 8-K/A, filed with the SEC on January 7, 2025, based upon the Regulation S-X Rule 3-05 significance test.

The historical financial statements of the Company and Former Opus have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the Merger and the financing, in accordance with accounting principles generally accepted in the United States (“GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

For accounting purposes, the Company is considered to be the acquiring company and the transaction is accounted for as an asset acquisition as Former Opus did not meet the definition of a business under Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”) as substantially all of its value was in the In Process Research & Development (“IPR&D”) asset. Accordingly, the assets and liabilities of the Company will be recorded as of the Merger closing date at their respective carrying values, and the acquired net assets of Former Opus will be recorded as of the Merger closing date at their fair value. The Company was determined to be the accounting acquirer based upon the terms of the Merger and immediately after the Merger, the Ocuphire shareholders immediately prior to the Merger owned approximately 58% of Common Stock on a fully diluted basis, assuming and following the conversion of the Series A Preferred Stock.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed, particularly in regard to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the Merger and financing, which includes adjustments for the following:

•	Application of transaction accounting adjustments in respect of the Merger
•	The issuance of Common Stock and Series A Preferred Stock as consideration for the Merger; and
•	Non-recurring transaction costs in connection with the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024
(Dollars in thousands, except per share amounts)

			Transaction
			Accounting		Pro Forma
	Ocuphire	Opus	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$36,632	$1,503	$-		$38,135
Accounts receivable	1,857	-	-		1,857
Contract assets and unbilled receivables	1,468	-	-		1,468
Prepaids and other assets	429	79	-		508
Short-term investments	3	-	-		3
Total Current assets	40,389	1,582	-		41,971
Right-of-use assets	-	89	-		89
Property, and equipment, net	-	266	-		266
Total Assets	$40,389	$1,937	$-		$42,326

LIABILITIES
Current liabilities
Accounts payable	$844	$884	$-		$1,728
Accrued expenses	5,171	93	2,752	C	8,340
			324	D
Derivative liability	74	-	-		74
Promissory Note	-	315	-		315
Convertible notes	-	4,338	(4,338)	E	-
Total Current liabilities	6,089	5,630	(1,262)		10,457
Warrants	-	1,555	(1,555)	E	-
Lease liability, long term	-	-	-		-
Total Liabilities	6,089	7,185	(2,817)		10,457

TEMPORARY EQUITY
Opus Convertible preferred stock, $0.00001 par value; 58,188,000 shares authorized as of September 30, 2024, 32,504,331 shares issued and outstanding as of September 30, 2024; liquidation preference $ 28,787,491 as of September 30, 2024.	-	22,580	(22,580)	E	-
Total Temporary Equity	-	22,580	(22,580)		-

EQUITY
Shareholder’s equity (deficit)
Series A Non-Voting Convertible Preferred Stock	-	-	18,813	A	18,813
Common stock, par value $0.0001; 125,000,000 and 75,000,000 shares authorized as of September 30, 2024 ; 26,198,444 shares issued and outstanding at September 30, 2024.	3	-	1	A	4
Additional paid-in capital	138,160	615	6,964	A	145,124
			(615)	E
Retained earnings (Accumulated deficit)	(103,863)	(28,443)	(28,209)	B	(132,072)
			(324)	D
			28,767	E
Total Stockholders Equity	34,300	(27,828)	25,397		31,869

Total Liabilities, Temporary Equity and Equity	$40,389	$1,937	$-		$42,326

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement
For the Nine Months Ended September 30, 2024
(Dollars in thousands, except per share amounts)

			Transaction
			Accounting		Pro Forma
	Ocuphire	Opus	Adjustments		Combined
License and collaborations revenue	$6,690	$-	$-		$6,690

Operating expenses:
General and administrative	10,918	1,790	-		12,708
Research and development	19,817	937	-		20,754
Total operating expenses	30,735	2,727	-		33,462
(Loss) income from operations	(24,045)	(2,727)	-		(26,772)
Financing costs	-	(106)	-		(106)
Interest Expense	-	(5)	-		(5)
Change in instruments measured at fair value	-	(722)	716	AA	-
			6	BB
Other income, net	1,648	177	-		1,825
(Loss) income before income taxes	(22,397)	(3,383)	722		(25,058)
Provision for income taxes	-	-	-		-
Net (loss) income	$(22,397)	$(3,383)	$722		$(25,058)

Earnings (loss) per share (Note 3):
Basic	$(0.88)				$(0.56)
Diluted	$(0.88)				$(0.56)
Weighted average number of common shares outstanding:
Basic	25,501,117				44,883,554
Diluted	25,501,117				44,883,554

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended December 31, 2023
(Dollars in thousands, except per share amounts)

			Transaction
			Accounting		Pro Forma
	Ocuphire	Opus	Adjustments		Combined
License and collaborations revenue	$19,049	$-	$-		$19,049

Operating expenses:
General and administrative	11,959	2,717	324	DD	15,000
Research and development	17,653	7,184	-		24,837
Acquired In-process research and development costs	-	-	28,209	CC	28,209
Total operating expenses	29,612	9,901	28,533		68,046
(Loss) income from operations	(10,563)	(9,901)	(28,533)		(48,997)
Financing costs	(1,328)	-	-		(1,328)
Interest Expense	-	(9)	-		(9)
Fair value change in derivative liabilities	80	-	-		80
Change in instruments measured at fair value	-	120	(20)	AA	-
			(100)	BB
Other income, net	1,837	41	-		1,878
(Loss) income before income taxes	(9,974)	(9,749)	(28,653)		(48,376)
Provision for income taxes	(12)	-	-		(12)
Net (loss) income	$(9,986)	$(9,749)	$(28,653)		$(48,388)

Earnings (loss) per share (Note 3):
Basic	$(0.46)				$(1.18)
Diluted	$(0.46)				$(1.18)
Weighted average number of common shares outstanding:
Basic	21,589,821				40,972,258
Diluted	21,589,821				40,972,258

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 20, 2020.

Both the Company’s and Former Opus’s historical financial statements were prepared in accordance with GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information was prepared under the assumption that the Company is the accounting acquirer. The transaction is accounted for as an asset acquisition as Former Opus did not meet the definition of a business under Accounting Standard Codification Topic 805, Business Combinations as substantially all of its value was in the In Process Research & Development asset. Accordingly, the assets and liabilities of the Company will be recorded as of the Merger closing date at their respective carrying values, and the acquired net assets of Former Opus will be recorded as of the Merger closing date at their fair value. The Company was determined to be the accounting acquirer based upon the terms of the Merger and immediately after the Merger, the Ocuphire shareholders immediately prior to the Merger owned approximately 58% of Common Stock on a fully diluted basis, assuming and following the conversion of the Series A Preferred Stock.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Merger had occurred on September 30, 2024, and the Unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2024, and the year ended December 31, 2023, give effect to the Merger as if it occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Merger and integration costs that may be incurred. The pro forma adjustments represent the Company’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. There are no material transactions between the Company and Former Opus during the periods presented.

Note 2. Transaction Accounting Adjustments

The Merger with Former Opus was accounted for as an asset acquisition as substantially all of the fair value of the gross assets acquired was concentrated in the IPR&D. The $28.2 million in estimated fair value allocated to IPR&D was expensed, as the Company determined the asset has no alternative future use in accordance with ASC 730.

(A) The accounting for the Merger is based on currently available information and is considered preliminary. The final accounting for the Merger may differ materially from that presented in these unaudited pro forma condensed combined financial statements. The adjustment reflects the fair value of Common Stock and Series A Preferred Stock issued to Former Opus stockholders. Refer to the following table for the computation of the preliminary estimated fair value of consideration transferred:

Amount (in thousands $)
Common stock consideration (1)(2)	$6,965
Preferred stock consideration (1)	18,813
Estimated transaction costs	2,752
Preliminary estimated fair value of consideration transferred	$28,530

The following table summarizes the preliminary accounting for the Merger:

Fair Value
Cash and cash equivalents	$1,503
Prepaids and other current assets	79
Property and equipment, net	266
Right-of-use assets	89
Total assets	1,937
Accounts payable	884
Accrued expenses (3)	417
Promissory Note	315
Lease liability, long term	-
Net Assets acquired	321
Acquired In-Process R&D (IPR&D)	28,209
Preliminary estimated fair value of consideration transferred	$28,530

(1)
The preliminary estimated fair value consideration was based on 5,237,063 shares of Common Stock issued to Former Opus stockholders, and 14,145,374 shares of Common Stock issuable in respect of 14,145.374 shares of participating Series A Preferred Stock issued to Former Opus stockholders multiplied by $1.33 which represents the actual closing price as reported on the Nasdaq Capital Market on October 22, 2024.

(2)
The preliminary estimated impact on Additional Paid In Capital of $6,964 was determined with reference to the fair value of Common Stock Consideration issued to Former Opus stockholders of $6,965, less par value of $1, computed by multiplying 5,237,063 shares of Common Stock issued to Former Opus stockholders by the Common Stock par value of $0.0001 per share.

(3)
The fair value of Former Opus Accrued Expenses upon completion of the Merger includes Former Opus’s estimated non-recurring transaction costs, such as advisory and transactional fees incurred subsequent to September 30, 2024. Refer to Pro Forma Adjustment (D) and (DD).

A final determination of the fair value of Former Opus’s assets and liabilities has yet to be performed. The final Merger consideration allocation may be materially different than that reflected in the preliminary estimated Merger consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited condensed combined pro forma financial statements may change the amount of the total Merger consideration allocated to IPR&D and other assets and liabilities and may impact the combined company statements of income due to adjustments in the depreciation and amortization of the adjusted assets.

(B)
Reflects the preliminary estimated asset fair value adjustment to the identifiable IPR&D acquired in the Merger.  IPR&D represents the research and development assets of Former Opus which were in-process, but not yet completed, and which the Company has the opportunity to advance. Current accounting standards require that the fair value of IPR&D projects acquired in an asset acquisition with no alternative future use be allocated a portion of the consideration transferred and charged to expense at the Merger closing date. The acquired assets did not have outputs or employees and did not meet the alternative future use criteria. The actual purchase price allocated to IPR&D and the final valuation of the IPR&D consideration could differ significantly from the current estimate. The fair value of intangible assets is subject to change.

The following table summarizes the preliminary estimated fair value of identifiable intangible assets as of September 30, 2024:
	Estimated Useful life	Preliminary Estimated Asset
	(in years)	Fair Value
In-Process Research and Development (IPR&D)	N/A	$28,209
Acquired In-Process R&D (IPR&D)		28,209
Less: Former Opus’s historical intangible assets		-
Pro Forma adjustment		$28,209

(C)	Reflects estimated nonrecurring transaction expenses expected to be incurred by the Company subsequent to September 30, 2024.
(D)	Reflects estimated nonrecurring transaction expenses expected to be incurred by Former Opus subsequent to September 30, 2024.
(E)
Reflects the elimination of Former Opus’s historical carrying amounts of equity, nonrecurring pro forma adjustments for transaction expenses impacting the accumulated deficit of Former Opus (D), Convertible Preferred Stock (historically recorded as temporary equity), Former Opus warrants, and Former Opus Convertible Notes that were converted, exercised, or otherwise settled pursuant to the Merger Agreement.

(AA)
To eliminate the change in fair value of Former Opus Convertible Notes as the convertible notes were converted as part of the Merger, as if the Merger had occurred on January 1, 2023. The transaction is not expected to have a recurring impact.

(BB)
To eliminate the change in fair value of Former Opus Warrants to purchase Former Opus convertible preferred stock as the warrants were cancelled as part of the Merger, as if the Merger had occurred on January 1, 2023. The transaction is not expected to have a recurring impact.

(CC)
Represents the allocation of the purchase price (inclusive of transaction costs) to acquired IPR&D. As the Merger was determined to be an asset acquisition and the acquired IPR&D was determined to have no alternative future use, the acquired IPR&D was expensed as if the Merger had occurred on January 1, 2023. See Note 2 for the total purchase price.

(DD)
Reflects estimated nonrecurring acquisition-related expenses expected to be incurred by Former Opus. These nonrecurring expenses are not anticipated to affect the combined statement of income beyond twelve months after the transaction date.

Note 3. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted loss per share for the nine months ended September 30, 2024, and for the year ended December 31, 2023. Amounts are stated in thousands of U.S. dollars, except per share/unit amounts. Weighted average number of common shares outstanding (Basic & Diluted) include shares of Common Stock issued to Former Opus stockholders and shares of Common Stock issuable upon conversion of Series A Preferred Stock, subject to approval by the Company’s stockholders, both of which were issued as part of consideration for the transaction.

	Nine Months Ended September 30, 2024	Year ended December 31, 2023
Numerator (Basic and Diluted):
Pro Forma net loss	$(25,058)	$(48,388)
Denominator (weighted average shares):
Weighted average number of common shares outstanding (Basic & Diluted) (1)	44,883,554	40,972,258
Pro Forma net loss per share:
Basic	$(0.56)	$(1.18)
Diluted (2)	$(0.56)	$(1.18)

(1)
Basic and Diluted Weighted Average common shares for the nine months ended September 30, 2024 and the year ended December 31, 2023 include 5,237,063 Common Stock issued to Former Opus stockholders, and 14,145,374 Common Stock issuable in respect of 14,145.374 shares of participating Series A Preferred Stock issued to Former Opus stockholders.

(2)	Zero incremental shares are included in the computation of pro forma net loss per share because to do so would be anti-dilutive.